UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 5, 2007

SOUTHERN NATURAL GAS COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-2745	63-0196650
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

El Paso Building
1001 Louisiana Street
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 420-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On February 5, 2007, we announced that we had reached an agreement with Southern Company Services, a Southern Company affiliate, to expand our system capacity by up to 367 million cubic feet per day, which is approximately 10 percent of our system’s current capacity. The pipeline expansion will provide additional capacity to serve a proposed new power plant. Southern Company Services will enter into a 15-year firm transportation agreement with us to serve the plant from a new delivery point on our pipeline system to be determined by Southern Company Services no later than December 1, 2007.  A copy of El Paso's press release announcing the expansion is attached as Exhibit 99.A and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description

99.A	El Paso Corporation Press Release dated February 5, 2007.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOUTHERN NATURAL GAS COMPANY

By:	/s/ John R. Sult
John R. Sult
Senior Vice President, Chief Financial Officer and Controller
(Principal Accounting and Financial Officer)

 Dated:  February 6, 2007

EXHIBIT INDEX

Exhibit Number	Description

99.A	El Paso Corporation Press Release dated February 5, 2007.